Exhibit 99.1

GREAT AJAX CORP. ANNOUNCES PRELIMINARY RESULTS FOR THE QUARTER ENDED MARCH 31, 2024

New York – April 17, 2024 – Great Ajax Corp., a real estate investment trust (NYSE: AJX; “Great Ajax”), in advance of its upcoming record date for its stockholders’ meeting, announced certain preliminary financial results for the quarter ended March 31, 2024.

Great Ajax estimates its GAAP book value per common share was between $6.81 and $6.88 as of March 31, 2024 compared to GAAP book value of $9.99 per common share as of December 31, 2023. The decrease in book value was driven primarily by the GAAP net loss incurred by Great Ajax, shares issued in the exchange of the preferred stock and warrants and cash dividends paid during the period. As of April 4, 2024, there were 36,988,770 issued and outstanding shares of Great Ajax’s common stock.

For the quarter ended March 31, 2024, Great Ajax estimates a GAAP consolidated net loss attributable to common stockholders of between $(58.7) million or $(1.90) per common share and $(63.2) million or $(2.06) per common share compared to $(23.2) million or $(0.86) per common share for the quarter ended December 31, 2023. Operating loss, a non-GAAP financial measure that adjusts GAAP earnings by removing gains and losses as well as certain other non-core income and expenses and preferred dividends, is estimated to be between $(4.1) million or $(0.13) per common share and $(4.6) million or $(0.15) per common share for the quarter ended March 31, 2024 compared to $(1.8) million or $(0.07) per common share for the quarter ended December 31, 2023. Great Ajax considers operating loss to provide a useful measure for comparing the results of its ongoing operations over multiple quarters.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of obtaining approval of the stockholders of Great Ajax of the proposed transactions with Rithm Capital Corp. (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, Great Ajax has filed with the Securities and Exchange Commission (the “SEC”) and furnished to its stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, GREAT AJAX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE STOCKHOLDER APPROVAL OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders are able to obtain free copies of the proxy statement and other documents containing important information about Great Ajax once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Great Ajax and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Ajax’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of Great Ajax is set forth in its definitive proxy statement for its 2024 annual and special meeting filed with the SEC on April 10, 2024.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Great Ajax does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Great Ajax anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Great Ajax’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by Great Ajax with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

About Great Ajax Corp.

Great Ajax (NYSE: AJX) is a real estate investment trust that focuses primarily on acquiring, investing in and managing re-performing loans (“RPLs”) and non-performing loans (“NPLs”) secured by single-family residences and commercial properties. In addition to its continued focus on RPLs and NPLs, it also originates and acquires small balance commercial mortgage loans secured by multi-family retail/residential and mixed-use properties. Great Ajax is externally managed by Thetis Asset Management LLC, an affiliated entity. Great Ajax’s mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity.

Great Ajax

Mary Doyle

Chief Financial Officer

(503) 444-4224

mary.doyle@great-ajax.com